UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2011

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 1, 2011, the Board of Directors of CoStar Group, Inc. (the “Company”) approved Amended and Restated Bylaws for the Company effective immediately.  The Board amended and restated the Company’s Bylaws in order to increase the maximum number of directors who can make up the Company’s Board of Directors from seven to ten.  Accordingly, Article III, Section 2 was amended in part to state that the Board of Directors shall consist of not less than two and not more than ten Directors, the exact number to be fixed from time to time by resolution passed by a majority of the Board of Directors.

The foregoing description of the changes to the Company’s Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 3.1                                 Amended and Restated Bylaws of CoStar Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By: /s/ Brian J. Radecki
Date: April 6, 2011
Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 3.1	Amended and Restated Bylaws of CoStar Group, Inc.